Exhibit 10.15

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 29, 2014 (this "Amendment"), with an effective date of December 31, 2014, is among SPARTAN MOTORS, INC., SPARTAN MOTORS CHASSIS, INC., [SPARTAN MOTORS USA, INC. (f/k/a Crimson Fire, Inc.)], CRIMSON FIRE AERIALS, INC., [SPARTAN MOTORS GLOBAL, INC.] and UTILIMASTER CORPORATION (collectively, “Borrowers”), the LENDERS party hereto, and WELLS FARGO BANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent").

RECITALS:

WHEREAS, the Borrowers (other than Spartan Motors Global, Inc. (“SMG”) and Classic Fire, LLC (“Classic Fire”), the Lenders and the Administrative Agent have entered into an Amended and Restated Credit Agreement dated as of December 16, 2011 (as amended or modified from time to time, the "Credit Agreement").

WHEREAS, Classic Fire, LLC has been dissolved and its assets distributed to Spartan Motors USA, Inc. (f/k/a Crimson Fire, Inc.).

WHEREAS, the Borrowers have requested that SMG be added as a co-borrower under the Credit Agreement and the other Loan Documents so that SMG shall have all of the obligations and benefits of a Loan Party thereunder as if it had executed the Credit Agreement.

WHEREAS, the Borrowers desire to otherwise amend the Credit Agreement as set forth herein, and the Lenders are willing to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1. JOINDER

1.1     SMG hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it will be deemed to be a “Borrower” for all applicable purposes of the Credit Agreement and shall have all of the obligations and benefits of a Borrower thereunder and the other Loan Documents as if it had executed each of the Credit Agreement and the other Loan Documents. SMG hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and the Loan Documents. SMG acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and the Loan Documents and the schedules and exhibits thereto.

1.2     The parties hereto confirm and agree that immediately upon SMG becoming a Loan Party, the term “Obligations” as used in the Credit Agreement shall include all obligations of SMG under the Credit Agreement and under each of other Loan Documents.

1.3     SMG agrees that at any time and from time to time it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in writing in accordance with the terms and conditions of the Credit Agreement in order to affect the purposes of this Amendment.

ARTICLE 2. AMENDMENTS TO CREDIT AGREEMENT

Upon the satisfaction of the conditions specified in Article 4 hereof, the Credit Agreement is amended as of the date hereof as follows:

2.1	The following definitions in Section 1.01 of the Credit Agreement are restated as follows:

“Applicable Rate” means, for any day, with respect to any Eurodollar Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio as of the most recent determination date;

Level	Leverage Ratio	Eurodollar Spread	Commitment Fee Rate
I	< 1.00:1.0	125.0 bps	17.5 bps
II	< 1.50:1.0 but ≥ 1.00:1.0	150.0 bps	22.5 bps
III	< 2.00:1.0 but ≥ 1.50:1.0	175.0 bps	27.5 bps
IV	< 2.50:1.0 but ≥ 2.00:1.0	200.0 bps	30.0 bps
V	≥ 2.50:1.0	225.0 bps	32.5 bps

The Applicable Rate shall be determined in accordance with the foregoing table based on the Leverage Ratio as of the end of each Fiscal Quarter, as calculated for the four most recently ended consecutive Fiscal Quarters of the Company. Adjustments, if any, to the Applicable Rate shall be effective on the date which is five (5) Business Days after the Administrative Agent’s receipt of the applicable financials under Section 5.01(a) or (b) and certificate under Section 5.01(c). During all times any Event of Default exists, in addition to any increase in rates under Section 2.13(c), the Applicable Rate shall be automatically set at Level V. Notwithstanding anything herein to the contrary, the Applicable Rate shall be set at Level II as of December 31, 2014, and shall be adjusted for the first time based on receipt of the financials for the Fiscal Quarter ending December 31, 2014 and certificate under Section 5.01(c).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date (as such date may be extended pursuant to subsections (c) and (d) of Section 2.01) and the date of termination of the Commitments.

“Borrower” means each of the Company, Spartan Motors Chassis, Inc., a Michigan corporation, Spartan Motors USA, Inc. (f/k/a Crimson Fire, Inc.), a South Dakota corporation, Crimson Fire Aerials, Inc., a Pennsylvania corporation, Spartan Motors Global, Inc., a Michigan corporation, and Utilimaster Corporation, a Delaware corporation, and “Borrowers” shall refer to the entities collectively.

“Maturity Date” means December 31, 2017 (as such may be extended pursuant to subsections (c) and (d) of Section 2.01).

2.2     Section 2.01 of the Credit Agreement is hereby amended by adding the following new paragraph (c) in its proper order:

(c)     The Borrowers shall have the option to extend the term of the Availability Period (the “First Option to Extend”) from the initial Maturity Date of December 31, 2017 (the “First Stated Maturity Date”) to December 31, 2018 (the “First Extended Maturity Date”), upon receipt of written notice from Borrowers of Borrowers’ request to exercise the First Option to Extend, which notice shall be provided to Administrative Agent not more than 90 days but not less than 30 days prior to the First Stated Maturity Date, and upon satisfaction of each of the following conditions precedent:

(i)     Administrative Agent and each Lender shall agree (in the exercise of its sole and absolute discretion) in writing to the extension of the Availability Period to the First Extended Maturity Date;

(ii)     As of the date of Borrowers’ delivery of notice of their request to exercise the First Option to Extend, and as of the First Stated Maturity Date, no Event of Default or Unmatured Default shall have occurred and be continuing, and Borrowers shall so certify in writing;

(iii)     Borrowers shall execute or cause the execution of all documents reasonably required by Administrative Agent to exercise the First Option to Extend and to evidence the extension of the Availability Period; and

(iv)     Borrowers shall pay all costs of Administrative Agent in connection with the exercise of the First Option to Extend.

From and after the First Stated Maturity Date (inclusive) until, but not including, the First Extended Maturity Date, the definition of Maturity Date shall be deemed modified to be the First Extended Maturity Date. Except as modified by this First Option to Extend, the terms and conditions of this Agreement and the other Loan Documents shall remain unmodified and in full force and effect following Borrowers’ proper exercise of the First Option to Extend.

2.3     Section 2.01 of the Credit Agreement is hereby amended by adding the following new paragraph (d) at the end thereof:

(d)     Provided the Borrowers, Administrative Agent and the Lenders have agreed to and Borrowers have properly exercised the First Option to Extend, the Borrowers shall have the option to extend the term of the Availability Period (the “Second Option to Extend”) from the First Extended Maturity Date to December 31, 2019 (the “Second Extended Maturity Date”), upon receipt of written notice from Borrowers of Borrowers’ request to exercise the Second Option to Extend, which notice shall be provided to Administrative Agent not more than 90 days but not less than 30 days prior to the First Extended Maturity Date, and upon satisfaction of each of the following conditions precedent:

(ii)     Administrative Agent and each Lender shall agree (in the exercise of its sole and absolute discretion) in writing to the extension of the Availability Period to the Second Extended Maturity Date;

(ii)     As of the date of Borrowers’ delivery of notice of their request to exercise the Second Option to Extend, and as of the First Extended Maturity Date, no Event of Default or Unmatured Default shall have occurred and be continuing, and Borrowers shall so certify in writing;

(iii)     Borrowers shall execute or cause the execution of all documents reasonably required by Administrative Agent to exercise the Second Option to Extend and to evidence the extension of the Availability Period; and

(v)     Borrowers shall pay all costs of Administrative Agent in connection with the exercise of the Second Option to Extend.

From and after the First Extended Maturity Date (inclusive) until, but not including, the Second Extended Maturity Date, the definition of Maturity Date shall be deemed modified to be the Second Extended Maturity Date. Except as modified by this Second Option to Extend, the terms and conditions of this Agreement and the other Loan Documents shall remain unmodified and in full force and effect following Borrowers’ proper exercise of the Second Option to Extend.

2.4     Section 2.05(a) of the Credit Agreement is restated as follows:

(a)      General. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000, (ii) the sum of the total Revolving Credit Exposures exceeding the total Commitments, (iii) the aggregate principal amount of outstanding Floorplan Swingline Loans exceeding $10,000,000 (the “Floorplan Swingline Commitment”), and (iv) the aggregate principal amount of outstanding W/C Swingline Loans exceeding $5,000,000; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Notwithstanding anything herein to the contrary, for purposes of determining the amount of the Loans and Letters of Credit that may be made under this Agreement, the Administrative Agent may assume that the aggregate amount of the Swingline Loans made by the Swingline Lender is $15,000,000, absent a written agreement to the contrary among the Company, the Swingline Lender and the Administrative Agent. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

2.4     Section 2.06(c) of the Credit Agreement is restated as follows:

(b)     Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $20,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Commitments;

2.5     Section 6.13(c) of the Credit Agreement is restated as follows:

(c)     Tangible Net Worth. Permit or suffer the Consolidated Tangible Net Worth at any time to be less than (i) $110,000,000, plus (ii) 50% of Consolidated Net Income of the Company and its Subsidiaries for each Fiscal Year, commencing with the Fiscal Year ending December 31, 2014, provided that if such net income is negative in any such Fiscal Year, the amount added for such Fiscal Year shall be zero and such amount shall not reduce the amount added pursuant to any other Fiscal Year.

2.6     Schedule 3.05 to the Credit Agreement is hereby amended by substituting Schedule 3.05 attached hereto.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment, each Borrower represents and warrants that:

3.1     The execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate or limited liability company action, as applicable, and are not in material contravention of any applicable law, or of the terms of the any Borrower's bylaws or other charter documents, or of any material contractual obligation of any Borrower and will not result in the imposition of any Lien on any of its property or of the property of any of its Subsidiaries.

3.2     This Amendment is the legal, valid and binding obligation of the each Borrower, enforceable against each Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.3     After giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date).

3.4     After giving effect to this Amendment, no Unmatured Default or Event of Default exists or has occurred and is continuing on the date hereof.

ARTICLE 4. CONDITIONS PRECEDENT.

This Amendment shall be effective as of the date hereof when each of the following conditions is satisfied:

4.1     This Amendment shall be executed by each of the Borrower and the Required Lenders.

4.2     The Consent and Agreement attached hereto shall be executed by the Guarantor.

4.3     The Borrowers and Guarantor shall have satisfied such other conditions as may be reasonably required by the Administrative Agent.

ARTICLE 5. MISCELLANEOUS

5.1     All references in any Loan Document to the Credit Agreement shall be deemed references to the Credit Agreement as amended hereby and as further amended or modified from time to time.

5.2     Except as expressly amended hereby, each Borrower agrees that all Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any Loan Document.

5.3     Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment is a Loan Document. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan. This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument, and signatures sent by facsimile or other electronic imaging shall be enforceable as originals.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.

SPARTAN MOTORS, INC.

By:      /s/ Lori Wade

Name:      Lori Wade

Title:      Treasurer

SPARTAN MOTORS CHASSIS, INC.

By:      /s/ Lori Wade

Name:      Lori Wade

Title:      Treasurer

SPARTAN MOTORS USA, INC.

(f/k/a Crimson Fire, Inc.)

By:      /s/ Lori Wade

Name:      Lori Wade

Title:      Treasurer

CRIMSON FIRE AERIALS, INC.

By:      /s/ Lori Wade

Name:      Lori Wade

Title:      Treasurer

SPARTAN MOTORS GLOBAL, INC.

By:      /s/ Lori Wade

Name:      Lori Wade

Title:      Treasurer

UTILIMASTER CORPORATION

By:      /s/ Lori Wade

Name:      Lori Wade

Title:      Treasurer

WELLS FARGO BANK, N.A.,

individually and as Administrative Agent, a Swingline Lender and an Issuing Bank

By:      /s/ Charles W. Lott

Name:      Charles W. Lott

Title:      Senior Vice President

JPMORGAN CHASE BANK, N.A.,

individually and as a Swingline Lender

and an Issuing Bank

By: /s/ James Keyes

Name:      James Keyes

Title:      Vice President

CONSENT AND AGREEMENT

As of the date and year first above written, the undersigned hereby: (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby; (b) agrees that the Guaranty to which it is a party and each other Loan Document to which it is a party are hereby ratified and confirmed and shall remain in full force and effect, acknowledges and agrees that it has no setoff, counterclaim, defense or other claim or dispute with respect the Guaranty to which it is a party and each other Loan Document to which it is a party; and (c) represents and warrants to the Administrative Agent and the Lenders that the execution, delivery and performance of this Consent and Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any applicable law or regulation or of any terms of its organizational documents or of any material agreement or undertaking to which it is a party or by which it is bound, except where such contravention would not reasonably be expected to result in a Material Adverse Effect and this Consent and Agreement is the legal, valid and binding obligations of it, enforceable against it in accordance with the terms hereof and thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

UTILIMASTER HOLDINGS, INC.

By:      /s/ Lori Wade

Its:      Treasurer

UPDATED SCHEDULE 3.05

(Existing Subsidiaries of Spartan Motors, Inc.)

Entity	Jurisdiction of Formation	Capital Stock Owned by (100%)

Spartan Motors Chassis, Inc.	Michigan	Spartan Motors, Inc.

Spartan Motors USA, Inc. f/k/a Crimson Fire, Inc.	South Dakota	Spartan Motors, Inc.

Spartan Motors Global, Inc.	Michigan	Spartan Motors, Inc.

Crimson Fire Aerials, Inc.	Pennsylvania	Spartan Motors, Inc.

Former RR, Inc.	South Carolina	Spartan Motors, Inc.

Utilimaster Holdings, Inc.	Delaware	Spartan Motors, Inc.

Utilimaster Corporation	Delaware	Utilimaster Holdings,Inc.

Utilimaster Canada Limited	Ontario	Utilimaster Holdings,Inc.

Utilimaster Services, LLC f/k/a UTM Acquisition Company, LLC	Indiana	Utilimaster Holdings,Inc.

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